Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

23-06

Contacts:	Jayshree Desai, CFO	Media – Liz James
	Kip Rupp, CFA, IRC - Investors	FGS Global
	Quanta Services, Inc.	(281) 881-5170
(713) 629-7600

QUANTA SERVICES REPORTS FIRST QUARTER 2023 RESULTS

First Quarter Consolidated Revenues of $4.43 Billion*

First Quarter GAAP Diluted EPS of $0.64 and Adjusted Diluted EPS of $1.24

Net Income Attributable to Common Stock of $95.0 Million and Adjusted EBITDA of $332.4 Million

Remaining Performance Obligations of $10.3 Billion* and Total Backlog of $25.3 Billion*

Raising Full-Year 2023 Revenue Expectations and Reiterating Full-Year 2023 EPS Expectations

* = Record quarterly or record first quarter result

HOUSTON – May 4, 2023 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended March 31, 2023. Revenues in the first quarter of 2023 were $4.43 billion compared to revenues of $3.97 billion in the first quarter of 2022, and net income attributable to common stock was $95.0 million, or $0.64 per diluted share, in the first quarter of 2023 compared to net income attributable to common stock of $84.6 million, or $0.57 per diluted share, in the first quarter of 2022. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $1.24 for the first quarter of 2023 compared to $1.35 for the first quarter of 2022.

“Quanta’s year is off to a good start, with record total backlog of $25.3 billion, continued solid performance and safe execution from our Electric Power Infrastructure Solutions segment and better-than-expected profitability from our Underground Utility and Infrastructure Solutions segment, which contributed to double-digit revenue growth and adjusted earnings per share of $1.24 in the first quarter,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “The energy transition towards a reduced-carbon economy continues to progress, and we believe is gaining pace. Renewable generation project activity is accelerating, which we expect to continue throughout the year. Additionally, we are pursuing billions of dollars of high-voltage transmission projects designed to support current and future renewable generation capacity growth, as evidenced by our announcement of the SunZia Transmission and SunZia Wind projects this morning. Quanta is successfully executing on our strategic initiatives to drive sustainable and resilient operational excellence, total cost solutions for our clients, consistent profitable growth and value for our stakeholders, which gives us confidence in our ability to deliver on our 2023 and multi-year financial expectations.”

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Certain items impacted Quanta’s results for the first quarter of 2023 and 2022 and are reflected as adjustments in the calculation of Quanta’s adjusted diluted earnings per share attributable to common stock (a non-GAAP measure). These items are described in the accompanying tables reconciling adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock. Quanta completed three acquisitions during the first three months of 2023 and one acquisition during the full year 2022, and the results of the acquired businesses are included in Quanta’s consolidated results from the respective acquisition dates. For further information on the items that impacted comparability of 2023 and 2022, see the footnotes in the accompanying tables presenting Supplemental Segment Data and reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock (non-GAAP measures) to their comparable GAAP financial measures.

RECENT HIGHLIGHTS

•

Selected for the SunZia Transmission and SunZia Wind Projects - This morning, Quanta announced that it has been selected by Pattern Energy to provide comprehensive infrastructure solutions for the SunZia Transmission and SunZia Wind projects, which together comprise the largest clean energy infrastructure project in United States history. The SunZia Transmission project is designed to transmit 3,000 megawatts of electricity generated by the SunZia Wind project on an approximately 550-mile, primarily bi-directional, +/-525 kV high-voltage direct current (HVDC) transmission line from central New Mexico to south-central Arizona, facilitating the transportation of renewable energy to the western United States. Located in Lincoln, Torrance and San Miguel Counties in New Mexico, the SunZia Wind project is a 3,500-megawatt wind generation facility designed to generate enough electricity to power the needs of more than 3 million consumers. Blattner Company, a Quanta operating company, was selected to provide turnkey solutions for the wind farm facility and associated switchyard. Quanta expects to include the estimated revenues from the SunZia Transmission project in its Renewable Energy Infrastructure Solutions segment remaining performance obligations and backlog in the second quarter of 2023 and the estimated revenues from the SunZia Wind project in its Renewable Energy Infrastructure Solutions segment remaining performance obligations and backlog by the third quarter of 2023.

•

EV Charging Partnership with Navistar - In May 2023, Navistar, a leading manufacturer and dealer of medium- and heavy-duty trucks and buses and provider of related services, announced a partnership with Quanta to provide Navistar customers a turnkey electric vehicle (EV) product and charging infrastructure solution that is designed to enable fleets to implement battery-EVs quickly and efficiently. The partnership intends to leverage Navistar’s ability to deliver fully integrated eMobility solutions to its customers with Quanta’s expertise in assessing requirements and designing EV charging infrastructure, building EV battery charging infrastructure and interconnecting charging infrastructure into the power grid. Additionally, this partnership is expected to serve as a catalyst to achieve Quanta and Navistar’s shared near-term goal of utilizing the latest technologies to bring the safest medium- and heavy-duty trucks to the market starting in 2024.

•

ENR Award of Excellence - In April 2023, Engineering News Record (ENR), a leading engineering and construction industry publication, selected Quanta for its prestigious and highest honor, the Award of Excellence. Quanta was selected for its safety leadership with our innovative Capacity Model, a unique safety and training program that is designed to not only create a work environment that prevents incidents, but also build in the capacity to fail safely, and that focuses on learning from mistakes in order to drive improved outcomes.

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FULL-YEAR 2023 OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, supply chain challenges and other factors affecting project timing and execution have impacted, and may impact in the future, Quanta’s financial results. Additionally, we continue to consider future uncertainty associated with overall challenges to the domestic and global economy, including inflation, increased interest rates and recessionary economic conditions. Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog (a non-GAAP measure) the Company is executing on and the opportunities expected to materialize during the remainder of 2023.

Prior to the Company’s conference call, management will post a summary of Quanta’s updated 2023 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially, as described below in Cautionary Statement About Forward-Looking Statements and Information. For the full year ending December 31, 2023, Quanta expects revenues to range between $18.60 billion and $19.10 billion and now expects net income attributable to common stock to range between $688 million and $762 million. Quanta also now expects diluted earnings per share attributable to common stock to range between $4.62 and $5.11 and continues to expect adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) to range between $6.75 and $7.25. Quanta now expects EBITDA (a non-GAAP financial measure) to range between $1.70 billion and $1.82 billion and adjusted EBITDA (a non-GAAP financial measure) to range between $1.84 billion and $1.95 billion. Additionally, for the full year ending December 31, 2023, Quanta continues to expect net cash attributable to operating activities to range between $1.15 billion and $1.40 billion and free cash flow (a non-GAAP financial measure) to range between $750 million and $1.00 billion.

NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP.

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Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2023 expectations (as applicable): adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) to diluted earnings per share attributable to common stock; adjusted net income attributable to common stock, EBITDA and adjusted EBITDA (non-GAAP financial measures) to net income attributable to common stock; free cash flow (a non-GAAP financial measure) to net cash provided by operating activities; and backlog (a non-GAAP financial measure) to remaining performance obligations.

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on May 4, 2023, which will also be broadcast live over the Internet. Quanta will utilize a slide presentation to accompany its prepared remarks, which will be viewable through the webcast and will also be available in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website prior to the start of the call. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services First Quarter Earnings Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the Company’s website and a telephonic replay will be available through May 10, 2023 by dialing 1-877-660-6853 and referencing the conference ID 13736214. For more information, please contact Kip Rupp, Vice President—Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through U.S. Securities and Exchange Commission (SEC) filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

ABOUT QUANTA SERVICES

Quanta Services is an industry leader in providing specialized infrastructure solutions to the utility, renewable energy, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

Cautionary Statement About Forward-Looking Statements and Information

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, interest rates and tax rates, as well as other projections of operating results and GAAP and non-GAAP financial results, including EBITDA, adjusted EBITDA and backlog; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning,

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future economic and regulatory conditions and other trends in particular markets or industries, including with respect to Quanta’s increased operations in the renewable energy market and the transition to a reduced-carbon economy; expectations regarding Quanta’s plans and strategies; the business plans or financial condition of Quanta’s customers, including with respect to the transition to a reduced-carbon economy; the potential benefits from, and future financial and operational performance of, acquired businesses and investments; beliefs and assumptions about the collectability of receivables; the expected value of contracts or intended contracts with customers, as well as the expected timing, scope, services, term or results of any awarded or expected projects; possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties; the development of and opportunities with respect to future projects, including renewable energy projects and other projects designed to support transition to a reduced-carbon economy, electrical grid modernization, upgrade and hardening projects, and larger transmission and pipeline projects; expectations regarding the future availability and price of materials and equipment necessary for the performance of Quanta’s business; the expected impact of global and domestic economic conditions on Quanta’s business, financial condition, results of operations, cash flows, liquidity and demand for our services, including inflation, interest rates and recessionary economic conditions and commodity prices and production volumes; the expected impact of changes or potential changes to climate and the physical and transition risks associated with climate change and the transition to a reduced-carbon economy; future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, cash dividends, repurchases of equity or debt securities or repayments of other outstanding debt; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; the future demand for, availability of and costs related to labor resources in the industries Quanta serves; the expected recognition and realization of remaining performance obligations and backlog; expectations regarding the outcome of pending or threatened legal proceedings, as well as the collection of amounts awarded in legal proceedings; and expectations regarding Quanta’s ability to reduce its debt and maintain its current credit ratings; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance; rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal and state governments or other governments in territories or countries in which Quanta operates, inflation, interest rates, recessionary economic conditions, deterioration of global or specific trade relationships and geopolitical conflicts and political unrest; quarterly variations in operating and financial results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, supply chain disruptions and other logistical challenges, weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, inflationary pressure, reductions or eliminations in governmental funding or customer capital constraints; the effect of commodity prices and production volumes, which have been and may continue to be affected by inflationary pressure, on Quanta’s operations and growth opportunities and on customers’ capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; events arising from operational hazards, including, among others, wildfires and explosions, that can arise due to the nature of Quanta’s services and the conditions in which Quanta operates and can be due to the failure of infrastructure on which Quanta has performed services and result in significant liabilities that may be exacerbated in certain geographies and locations; unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans or other claims or actions asserted against Quanta, including amounts not covered by, or in excess of the coverage under, third-party insurance; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates (e.g., coverage for wildfire events); damage to Quanta’s brand or reputation, as well as potential costs, liabilities, fines and penalties, arising as a result of cyber-security breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of, among other things, inflationary pressure, regulatory, supply chain and logistical challenges on these third parties; estimates and assumptions relating to financial results, remaining performance obligations and backlog; Quanta’s inability to attract, the potential shortage of and increased costs with respect to skilled employees, as well as Quanta’s inability to retain or attract key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms, floods, debris flows, earthquakes and other geological- and weather-related hazards; the impact of climate change; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share, as well as technological advancements and market developments that could reduce demand for Quanta’s services; the failure of existing or potential legislative actions and initiatives to result in increased demand for Quanta’s services or budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, including renewable energy projects, which may result in project delays or cancellations; unavailability of, or increased prices for, materials, equipment and consumables (such as fuel) used in Quanta’s or its customers’ businesses, including as a result of inflation, supply chain disruptions, governmental regulations on sourcing, the imposition of tariffs, duties, taxes or other assessments, and other changes in U.S. trade relationships with foreign countries; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; the inability or refusal of customers or third-party contractors to pay for services, which could result in the inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims; risks associated with operating in international markets and U.S. territories, including instability of governments, significant currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, and complex U.S. and foreign tax regulations and international treaties; inability to successfully identify, complete, integrate and realize synergies from acquisitions, including the inability to retain key personnel from acquired businesses; the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in Quanta’s operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities that may arise from acquisitions or investments; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; difficulties arising from Quanta’s decentralized management structure; the impact of the unionized portion of Quanta’s workforce on its operations; inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; risks related to the implementation of new information technology systems; new or changed tax laws, treaties or regulations or the inability to realize deferred tax assets; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2022, Quanta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (when filed) and any other documents that Quanta files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Statements of Operations For the Three Months Ended March 31, 2023 and 2022 (In thousands, except per share information) (Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenues	$4,428,826	$3,965,525
Cost of services	3,855,631	3,417,354

Gross profit	573,195	548,171
Equity in earnings of integral unconsolidated affiliates	9,620	15,152
Selling, general and administrative expenses	(384,552)	(324,887)
Amortization of intangible assets	(72,403)	(115,751)
Change in fair value of contingent consideration liabilities	—	(5,169)

Operating income	125,860	117,516
Interest and other financing expenses	(41,693)	(24,728)
Interest income	1,516	69
Other income (expense), net	7,866	(1,273)

Income before income taxes	93,549	91,584
(Benefit from) provision for income taxes	(3,421)	6,556

Net income	96,970	85,028
Less: Net income attributable to non-controlling interests	1,924	387

Net income attributable to common stock	$95,046	$84,641

Earnings per share attributable to common stock:
Basic	$0.66	$0.59

Diluted	$0.64	$0.57

Shares used in computing earnings per share:
Weighted average basic shares outstanding	144,467	143,541

Weighted average diluted shares outstanding	148,661	148,082

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	March 31,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$217,115	$428,505
Accounts receivable, net	3,644,623	3,674,525
Contract assets	1,287,454	1,080,206
Inventories	159,164	103,265
Prepaid expenses and other current assets	262,230	249,569

Total current assets	5,570,586	5,536,070
PROPERTY AND EQUIPMENT, net	2,191,205	2,030,464
OPERATING LEASE RIGHT-OF-USE ASSETS	240,718	229,691
OTHER ASSETS, net	663,954	622,736
OTHER INTANGIBLE ASSETS, net	1,499,574	1,458,631
GOODWILL	3,873,098	3,586,745

Total assets	$14,039,135	$13,464,337

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$39,691	$37,495
Current portion of operating lease liabilities	76,410	74,052
Accounts payable and accrued expenses	2,168,174	2,153,129
Contract liabilities	1,143,041	1,141,518

Total current liabilities	3,427,316	3,406,194
LONG-TERM DEBT, net of current maturities	4,084,408	3,692,432
OPERATING LEASE LIABILITIES, net of current portion	181,516	171,512
DEFERRED INCOME TAXES	236,220	227,861
INSURANCE AND OTHER NON-CURRENT LIABILITIES	587,721	567,519

Total liabilities	8,517,181	8,065,518

TOTAL STOCKHOLDERS’ EQUITY	5,513,416	5,383,464
NON-CONTROLLING INTERESTS	8,538	15,355

TOTAL EQUITY	5,521,954	5,398,819

Total liabilities and equity	$14,039,135	$13,464,337

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three Months Ended March 31, 2023 and 2022 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under three reportable segments: (1) Electric Power Infrastructure Solutions, (2) Renewable Energy Infrastructure Solutions and (3) Underground Utility and Infrastructure Solutions. The following table sets forth segment revenues, segment operating income (loss) and operating margins for the periods indicated. Operating margins are calculated by dividing operating income by revenues.

	Three Months Ended March 31,
	2023		2022
Revenues:
Electric Power Infrastructure Solutions	$2,336,037	52.7%	$2,138,697	53.9%
Renewable Energy Infrastructure Solutions	1,008,300	22.8	875,632	22.1
Underground Utility and Infrastructure Solutions	1,084,489	24.5	951,196	24.0

Consolidated revenues	$4,428,826	100.0%	$3,965,525	100.0%

Operating income (loss):
Electric Power Infrastructure Solutions (a)	215,149	9.2%	203,419	9.5%
Renewable Energy Infrastructure Solutions	35,656	3.5%	69,942	8.0%
Underground Utility and Infrastructure Solutions	61,573	5.7%	48,175	5.1%
Corporate and Non-Allocated Costs (b)	(186,518)	(4.2)%	(204,020)	(5.1)%

Consolidated operating income	$125,860	2.8%	$117,516	3.0%

(a)

Included in Electric Power Infrastructure Solutions operating income was equity in earnings of integral unconsolidated affiliates of $9.6 million and $15.2 million for the three months ended March 31, 2023 and 2022.

(b)

Included in corporate and non-allocated costs was amortization expense of $72.4 million and $115.8 million for the three months ended March 31, 2023 and 2022; acquisition and integration costs of $19.9 million and $15.1 million for the three months ended March 31, 2023 and 2022; and an increase in the fair value of contingent consideration liabilities of $5.2 million for the three months ended March 31, 2022.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In thousands) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP financial measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders under fixed price contracts not yet completed or for which work has not yet begun, which includes estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to be realized, and revenues from change orders and claims to the extent management believes they will be earned and are probable of collection.

Quanta has also historically disclosed its backlog, a measure commonly used in its industry but not recognized under GAAP. Quanta believes this measure enables management to more effectively forecast its future capital needs and results and better identify future operating trends that may not otherwise be apparent. Quanta believes this measure is also useful for investors in forecasting Quanta’s future results and comparing Quanta to its competitors. Quanta’s remaining performance obligations, as described above, are a component of its backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to total backlog by reportable segment, along with estimates of amounts expected to be realized within 12 months:

	March 31, 2023		December 31, 2022		March 31, 2022
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Solutions
Remaining performance obligations	$2,420,570	$3,986,724	$2,124,820	$3,033,472	$2,071,266	$2,731,572
Estimated orders under MSAs and short-term, non-fixed price contracts	5,145,233	9,670,799	5,415,427	10,049,435	4,308,992	9,443,108

Backlog	$7,565,803	$13,657,523	$7,540,247	$13,082,907	$6,380,258	$12,174,680

Renewable Energy Infrastructure Solutions
Remaining performance obligations	$3,914,949	$5,080,689	$3,183,568	$4,638,115	$2,311,389	$2,947,942
Estimated orders under MSAs and short-term, non-fixed price contracts	166,338	230,341	57,555	84,094	70,199	132,959

Backlog	$4,081,287	$5,311,030	$3,241,123	$4,722,209	$2,381,588	$3,080,901

Underground Utility and Infrastructure Solutions
Remaining performance obligations	$1,052,322	$1,189,173	$1,038,543	$1,129,837	$979,652	$1,163,118
Estimated orders under MSAs and short-term, non-fixed price contracts	1,928,761	5,116,471	1,973,982	5,158,814	1,763,478	4,035,483

Backlog	$2,981,083	$6,305,644	$3,012,525	$6,288,651	$2,743,130	$5,198,601

Total
Remaining performance obligations	$7,387,841	$10,256,586	$6,346,931	$8,801,424	$5,362,307	$6,842,632
Estimated orders under MSAs and short-term, non-fixed price contracts	7,240,332	15,017,611	7,446,964	15,292,343	6,142,669	13,611,550

Backlog	$14,628,173	$25,274,197	$13,793,895	$24,093,767	$11,504,976	$20,454,182

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three Months Ended

March 31, 2023 and 2022

(In thousands, except per share information)

(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock for the three months ended March 31, 2023 and 2022. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP.

As to certain of the items in the table: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (vi) unrealized mark-to-market adjustments on Quanta’s investment in a publicly traded company vary from period to period based on fluctuations in the market price of such company’s common stock; and (vii) gains and losses on the sales of investments vary from period to period depending on activity.

Beginning with the period ended June 30, 2022, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock exclude the impact of equity in (earnings) losses of non-integral unconsolidated affiliates. Management believes that excluding the impact of this item allows Quanta’s investors and management to more effectively evaluate Quanta’s operations between periods and identify operating trends, since the results of these unconsolidated affiliates’ operations are not operationally integral to those of Quanta. Additionally, beginning with the period ended December 31, 2022, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock exclude the impact of amortization included in equity in earnings of integral unconsolidated affiliates. Management believes that excluding the impact of this item allows Quanta’s investors and management to more effectively evaluate Quanta’s operations between periods and identify operating trends. As a result of these changes, the calculation of adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock for the three months ended March 31, 2022 has been recast to conform to the current presentation.

Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three Months Ended

March 31, 2023 and 2022

(In thousands, except per share information)

(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$95,046	$84,641
Adjustments:
Acquisition and integration costs (a)	19,888	15,131
Change in fair value of contingent consideration liabilities	—	5,169
Equity in earnings of non-integral unconsolidated affiliates	(1,617)	(5,338)
Unrealized loss from mark-to-market adjustment on investment (b)	—	8,393
Gains on sales of investments	(822)	(6,696)
Income tax impact of adjustments (c)	(3,963)	(4,331)

Adjusted net income attributable to common stock before certain non-cash adjustments (d)	108,532	96,969
Non-cash stock-based compensation	27,451	22,992
Amortization of intangible assets	72,403	115,751
Amortization included in equity in earnings of integral unconsolidated affiliates	1,796	473
Income tax impact of non-cash adjustments (c)	(26,457)	(36,227)

Adjusted net income attributable to common stock (d)	$183,725	$199,958

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	148,661	148,082

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock	$0.64	$0.57

Adjusted diluted earnings per share attributable to common stock (d)	$1.24	$1.35

(a)	The amount for the three months ended March 31, 2022 includes, among other things, expenses associated with change of control payments as a result of the acquisition of Blattner.
(b)

The amount for the three months ended March 31, 2022 is an unrealized loss related to the fair value remeasurement of Quanta’s common stock investment in Starry Group Holdings, Inc., a broadband technology provider.

(c)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(d)

As described above, adjusted net income attributable to common stock before certain non-cash adjustments, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock for the three months ended March 31, 2022 have been recast to conform to the current period presentation.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITDA and Adjusted EBITDA For the Three Months Ended March 31, 2023 and 2022 (In thousands) (Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and adjusted EBITDA to net income attributable to common stock for the three months ended March 31, 2023 and 2022. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iii) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (iv) unrealized mark-to-market adjustments on Quanta’s investment in a publicly traded company vary from period to period based on fluctuations in the market price of such company’s common stock; (v) gains and losses on the sales of investments vary from period to period depending on activity; and (vi) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended
	March 31,
	2023	2022
Net income attributable to common stock (GAAP as reported)	$95,046	$84,641
Interest and other financing expenses	41,693	24,728
Interest income	(1,516)	(69)
(Benefit from) provision for income taxes	(3,421)	6,556
Depreciation expense	78,382	70,954
Amortization of intangible assets	72,403	115,751
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	4,870	3,261

EBITDA	287,457	305,822
Non-cash stock-based compensation	27,451	22,992
Acquisition and integration costs (a)	19,888	15,131
Equity in earnings of non-integral unconsolidated affiliates	(1,617)	(5,338)
Unrealized loss from mark-to-market adjustment on investment (b)	—	8,393
Gains on sales of investments	(822)	(6,696)
Change in fair value of contingent consideration liabilities	—	5,169

Adjusted EBITDA	$332,357	$345,473

(a)	The amount for the three months ended March 31, 2022 includes, among other things, expenses associated with change of control payments as a result of the acquisition of Blattner.
(b)

The amount for the three months ended March 31, 2022 is an unrealized loss related to the fair value remeasurement of Quanta’s common stock investment in Starry Group Holdings, Inc., a broadband technology provider.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free (Negative Free) Cash Flow

and Other Non-GAAP Definitions

For the Three Months Ended

March 31, 2023 and 2022

(In thousands)

(Unaudited)

Reconciliation of Free (Negative Free) Cash Flow:

The following table presents a reconciliation of the non-GAAP financial measure of free cash flow to net cash provided by operating activities for the three months ended March 31, 2023 and 2022. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended
	March 31,
	2023	2022
Net cash provided by operating activities	$38,409	$85,090
Less: Net capital expenditures:
Capital expenditures	(80,319)	(109,937)
Cash proceeds from sale of property and equipment and related insurance settlements	10,751	9,001

Net capital expenditures	(69,568)	(100,936)

Negative Free Cash Flow	$(31,159)	$(15,846)

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated as the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior credit facility. Available commitments for revolving loans under the senior credit facility must be maintained in order to provide credit support for notes issued under the commercial paper program, and therefore such notes effectively reduce the available borrowing capacity under the senior credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2023

(In thousands, except per share information)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measure of estimated adjusted net income attributable to common stock to estimated net income attributable to common stock and the non-GAAP financial measure of estimated adjusted diluted earnings per share attributable to common stock to estimated diluted earnings per share attributable to common stock for the full year ending December 31, 2023. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below: (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iv) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; and (v) gains and losses on the sales of investments vary from period to period depending on activity.

Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2023
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$687,800	$761,600
Non-cash stock-based compensation	116,900	116,900
Amortization of intangible assets	286,400	286,400
Amortization included in equity in earnings of integral unconsolidated affiliates	6,200	6,200
Acquisition and integration costs	21,600	21,600
Equity in earnings of non-integral unconsolidated affiliates	(1,600)	(1,600)
Gains on sales of investments	(800)	(800)
Income tax impact of adjustments (a)	(110,900)	(110,900)

Adjusted net income attributable to common stock	$1,005,600	$1,079,400

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	148,900	148,900

Diluted earnings per share attributable to common stock and adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock	$4.62	$5.11

Adjusted diluted earnings per share attributable to common stock	$6.75	$7.25

(a)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2023 (In thousands) (Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of estimated EBITDA and estimated adjusted EBITDA to estimated net income attributable to common stock for the full year ending December 31, 2023. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; and (iii) gains and losses on the sales of investments vary from period to period depending on activity.

Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

	Estimated Range
	Full Year Ending
	December 31, 2023
Net income attributable to common stock (as defined by GAAP)	$687,800	$761,600
Interest and other financing expenses, net	147,000	153,000
Provision for income taxes	245,900	279,200
Depreciation expense	317,000	317,000
Amortization of intangible assets	286,400	286,400
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	18,000	18,000

EBITDA	1,702,100	1,815,200
Non-cash stock-based compensation	116,900	116,900
Acquisition and integration costs	21,600	21,600
Gains on sales of investments	(800)	(800)
Equity in earnings of non-integral unconsolidated affiliates	(1,600)	(1,600)

Adjusted EBITDA	$1,838,200	$1,951,300

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2023 (In thousands) (Unaudited)

The following table presents a reconciliation of the non-GAAP financial measure of estimated free cash flow to estimated net cash provided by operating activities for the full year ending December 31, 2023. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s expectations regarding its ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2023
Net cash provided by operating activities	$1,150,000	$1,400,000
Less: Net capital expenditures	(400,000)	(400,000)

Free Cash Flow	$750,000	$1,000,000

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